Exhibit 23.3

CONSENT OF Simat Helliesen & Eichner (‘‘SH&E’’)

As an aviation consulting firm and aviation market analysis firm, we hereby consent to the use of any data contained in this Registration Statement on Form F-1, which references our company as the source of such data and to all references to our company included in such Registration Statement. We also consent to the reference to usunder the heading ‘‘Experts’’ in the Registration Statement.

/s/ Clive G. Medland

Clive G. Medland
Senior Vice President

SH&E
90 Park Ave, New York, New York 10016
September 12, 2007